Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

For
Tender of Shares of Common Stock of

TEMPLETON CHINA WORLD FUND, INC.

          This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if Shareholders’ certificates for common stock, par value $0.01 per share (the “Shares”) of Templeton China World Fund, Inc. are not immediately available or time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary on or before 12:00 midnight, Eastern time, on August 5, 2002, or such later date to which the Offer is extended (the “Termination Date”). Such form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary, and must be received by the Depositary on or before the Termination Date. See Section 3, “Procedure for Tendering Shares,” of the Offer to Purchase.

The Depositary:

Mellon Investor Services LLC

Facsimile Copy Number.

(201) 296-4293

To Confirm Receipt of Notice of Guaranteed Delivery

and Facsimile Transmission:
(201) 296-4860

For Account Information Call:

Toll Free: 1-800-550-8475

By First Class Mail, By Overnight Courier, By Hand:

By Registered Certified
or Express Mail
By First Class Mail:	or Overnight Courier:	By Hand:

Post Office Box 3301 South Hackensack, NJ 07606 Attention: Reorganization Dept.	85 Challenger Road Mail Stop-Reorg Ridgefield Park, NJ 07660 Attention: Reorganization Dept.	120 Broadway, 13th Floor New York, NY 10271 Attention: Reorganization Dept.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN ONE LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen:

      The undersigned hereby tenders to Templeton China World Fund, Inc. (the “Fund”), upon the terms and subject to the conditions set forth in its Offer to Purchase, dated July 9, 2002, and the related Letter of Transmittal (which, together with any amendments or supplements to these documents, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth on the next page pursuant to the guaranteed delivery procedures set forth in Section 3, “Procedure for Tendering Shares,” of the Offer to Purchase.

Number of Shares Tendered:

Certificate Nos. (if available):

If Shares will be tendered by book-entry transfer, check box:

☐     The Depository Trust Company

Account Number:

Name(s) of Record Holder(s):

Address:

Area Code and Telephone Number:

Taxpayer Identification (Social Security) Number:

Dated:                                , 2002

Signature(s)

2

GUARANTEE

(Not To Be Used For Signature Guarantee)

      The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch, or agency in the United States, hereby: (a) guarantees to deliver to the Depositary certificates representing the Shares tendered hereby, in proper form for transfer (or tender shares pursuant to the procedures for book-entry transfer) into the Depositary’s account at The Depositary Trust Company, together with (i) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees and (ii) other required documents, within three business days after the Termination Date of the Offer; and (b) represents that such tender of Shares complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended.

Name of Firm:
(Authorized Signature)

Address:	Name:

(Please Print)

Title:

Area Code and Tel. No.	Dated:	, 2002

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.

YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

3